Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST

NEW YORK, NY 10001

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

August 2, 2022

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Re:	PayPal Holdings, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to PayPal Holdings, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule I hereto (collectively, the “Selling Stockholders”) of up to 526,912 shares of common stock, par value $0.0001 per share (the “Shares”). We have been advised that the Shares were issued pursuant to the Reinvestment Agreements, dated as of September 7, 2021, by and between the Company and each of the Selling Stockholders (such Reinvestment Agreements, as amended, including the exhibits and schedules included therein, being hereinafter referred to as the “Reinvestment Agreements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)     the registration statement on Form S-3 of the Company relating to the Shares filed on August 2, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the

PayPal Holdings, Inc.

August 2, 2022

Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)     the prospectus, dated August 2, 2022, which forms a part of and is included in the Registration Statement;

(c)     executed copies of the Reinvestment Agreements;

(d)     an executed copy of a certificate of Brian Yamasaki, Vice President, Corporate Legal and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)     a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of August 2, 2022, and certified pursuant to the Secretary’s Certificate;

(f)     a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(g)     a copy of certain resolutions of the Board of Directors of the Company, adopted on September 2, 2021, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Reinvestment Agreements.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Reinvestment

PayPal Holdings, Inc.

August 2, 2022

Agreements and the applicable board resolution and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Reinvestment Agreements and those in the Secretary’s Certificate. We have assumed that the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this with respect to the organizational documents listed in clauses (e) and (f) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement and were in existence at the time the Shares were issued).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

GAN

Schedule I

Selling Stockholder	Total Number of Shares to be Sold
Russell Frank Cummer	348,833
Riku Sugie	178,079